EXHIBIT 99.1

YP.NET  TERMINATES  INTERNET  ACCESS  AGREEMENT  WITH  SIMPLE.NET
Mesa, Arizona - (Business Wire)
March 3, 2004

YP.Net, Inc., (OTC BB: YPNT) a leading provider of Internet yellow pages and related services is terminating its contract with Simple.Net, its Internet Service Provider. Simple.Net is owned by DeVal Johnson, a YP.Net director, subsidiary officer and corporate secretary. This contract termination reflects the Company's ongoing effort to minimize related party transactions and provide better and lower cost services to its customers.

The move reflects YP.Net's rapidly growing customer base and allows the company to offer new packages of services to its customers, according to YP.Net CEO Angelo Tullo. "At the time we entered into the agreement with Simple.Net we didn't have enough dial-up customers to avoid a minimum access charge from backbone providers," Tullo said in making the announcement. "As our customer base has grown, we've become big enough to economically enter into our own wholesale contract with the Internet service providers that are now providing dial-up service to YP.Net customers."

In addition, Tullo explained, the new arrangement allows YP.Net to offer a bundle of services at a lower price, that includes its Internet Dial-Up Package(TM) as well as the Internet Advertising Package(TM) for $34.95 a month in certain areas. The current price for the IAP package alone is $29.95 per month.

According to Tullo, "the real import of the separation agreement is that it is one more sign of the growing business and financial strength of YP.Net. When we acquired Telco Billing in 1999 we entered into several relationships with directors and stockholders that were beneficial at the time. However, now we have outgrown them. We have the customer base, the revenues and the growth to replace those arrangements with ones more appropriate to our size and revenues today and in the future."

ABOUT YP.NET, INC.

YP.Net Inc., a leading provider of internet-based yellow pages services offer an Internet Advertising Package (IAP) that includes a Mini-WebPage(TM) and Preferred Listing through its yellow pages web site at www.yp.com. The company's web site contains listings for approximately 18 million businesses in the United States and 150 million individuals in the United States and Canada. As of December 31, 2003, YP.Net has 283,064 IAP advertisers.

YP.Net also provides an array of other Internet services that complement its yellow pages web site, including an Internet Dial-Up Package(TM) (dial-up Internet access) and QuickSite(TM) (web site design and hosting services.

YP.Net is a longstanding member, exhibitor and sponsor of the two major yellow pages trade associations - Yellow Page Integrated Media Association (YPIMA), the major trade association of yellow pages publishers throughout the world, and the Association of Directory Publishers (ADP), which mostly represents independent yellow pages publishers. YP.Net, Inc., is based in Mesa, AZ. For more information, visit the web site at www.yp.com.


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This press release includes statements that constitute "forward-looking statements," which are often characterized by the terms "may," "believes," "projects," "expects," or "anticipates," and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to the Company's (i) expectation of continued momentum; (ii) anticipation of continued strong growth; and (iii) launch of its branding campaign.

Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of YP.Net and its subsidiary to be materially different from those expressed or implied by such forward-looking statements. Factors that could affect the Company's results and cause them to materially differ from those contained in the forward-looking statements contained herein include, without limitation the Company's failure to attract or obtain new Internet Advertising Package customers, to realize the desired results of its marketing and solicitation efforts or the failure to launch its branding campaign.

Other factors that may affect forward-looking statements and the Company's business generally include but are not limited to: (i) the success of existing competitors and the introduction of new competitors in the market; (ii) the impact of existing or new regulation on the Company's marketing and solicitation efforts; (iii) risk factors and cautionary statements made in the Company's Annual Report on Form 10-KSB for the period ended September 30, 2003; and (iv) other factors that YP.Net is currently unable to identify or quantify, but may exist in the future.

Forward-looking statements speak only as of the date the statement was made. YP.Net does not undertake and specifically declines any obligation to update any forward-looking statements.

CONTACT:

YP.Net, Inc.
Roger Bedier
Investor Relations
480-325-4339
Fax 480-654-9747


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